EXHIBIT 99.2

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

IN THE MATTER OF:

Granite National Bank

Bowling Green, Ohio

CONSENT ORDER

The Comptroller of the Currency of the United States of America ("Comptroller" or "OCC"), through his National Bank Examiners, has learned of the Chapter XI bankruptcy filing of the second tier parent of the Granite National Bank, Bowling Green, Ohio ("Bank"), and discussed the consequences thereof with the officers of the Bank.

The Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a "Stipulation and Consent to the Issuance of a Consent Order," dated July 17, 2000, that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated herein by this reference, the Bank has consented to the issuance of this Consent Order ("Order") by the Comptroller.

Pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

ARTICLE I

CAPITAL

(1)      The Bank shall maintain its status as "well capitalized" (as that phrase is defined in 12 C.F.R. § 6.4 (2000), as it may, from time to time, be amended). If for any reason the Bank ceases to be categorized as "well capitalized," the Bank shall immediately:

            (a)      secure sufficient "capital" (as that phrase is defined in 12 C.F.R. § 3.100(a) (2000), as it may, from time to time, be amended) to restore its "well capitalized" status; or,

            (b)      discontinue its banking operations pursuant to 12 U.S.C. § 1818.

(2)      Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three-year capital program consistent with the requirements of paragraph (1) of this Article I. The program shall include:

            (a)      specific plans for the maintenance of adequate capital that may, in no event, be less than the requirements of paragraph (1);

            (b)      projections of the sources and timing of additional capital to meet the Bank's current and future needs; and,

            (c)      contingency plans that identify alternative methods should the capital not be available from the Bank's parent(s);

(3)      Upon completion, the Bank's capital program shall be submitted to the OCC for approval. Upon approval by the OCC, the Bank shall implement and adhere to the capital program. The Board shall review and update the Bank's capital program on an annual basis, or more frequently, if necessary. Copies of the reviews and updates shall be submitted to the OCC.

(4)      The Bank shall neither declare nor pay any dividend without the express, written consent of the OCC.

ARTICLE II

MODIFICATION OF AGREEMENTS

(1)      The Bank shall make no material modifications of the terms of any agreement or contract between the Bank and any Bank "affiliate" (as that term is defined at 12 U.S.C. § 371 c(b)(1), as it may, from time to time, be amended) without prior, written consent of the OCC, if such modification has the effect of materially:

            (a)      increasing the cost of an affiliate transaction to the Bank;

            (b)      decreasing the revenue of an affiliate transaction due to the Bank;

            (c)      reducing the Bank's capital; or,

            (d)      increasing the Bank's liquidity risk.

ARTICLE III

BANK ASSETS

(1)      The Bank shall continue to sell all accounts receivable arising from private label credit cards issued by the Bank to customers of Stage Stores, Inc., a Delaware corporation, including its subsidiary Specialty Retailers, Inc., a Texas corporation, (collectively, "SSI") which accounts receivable represent "extensions of credit" (as that phrase is defined in 12 C.F.R. § 215.3 (2000), as it may, from time to time, be amended) to the credit card customers of SSI. Such sales shall continue to be completed:

            (a)      on a daily basis; and,

            (b)      in strict compliance with the requirements of the Statement of Financial Accounting Standard 125 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities).

(2)      If SSI does not purchase all such accounts receivable on a daily basis or if the Bank is otherwise unable to sell any such accounts receivable in accordance with the terms of Paragraph 1 of this Article III, the Bank shall immediately:

            (a)      discontinue its banking operations pursuant to 12 U.S.C. § 1818 and thereby cease to make all further "extensions of credit" on the private label credit cards issued to SSI customers; and,

            (b)      seek to enforce its rights under the Retail Credit Services Agreement and the Merchant Agreement between the Bank and SSI.

ARTICLE IV

DEPOSIT INSURANCE

(1)      The Bank shall do all things necessary to:

            (a)      maintain its status as an "insured depository institution" (as that phrase is defined at 12 U.S.C.§ 1813(c)(2), as it may, from time to time, be amended); and,

            (b)      comply with all terms and conditions memorialized in the:

(1)      OCC's March 20, 1998 letter, granting preliminary, conditional approval of SSI's application for a national bank charter;

                           (2)      OCC's July 31, 1998 letter, granting final, conditional approval of SSI's application for a national bank charter; and,

                           (3)      Federal Deposit Insurance Corporation's July 15, 1998, order granting deposit insurance to the Bank.

ARTICLE V

LIQUIDITY RISK MANAGEMENT

(1)      Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written liquidity risk management program to include, at a minimum, the following:

            (a)      identification of existing liquidity risk and a written analysis of the risk;

            (b)      action plans and time frames to reduce liquidity risk;

            (c)      a policy statement that limits the degree of liquidity risk to that which the Board is willing to incur, consistent with the Bank's strategy and financial condition. The Bank's procedures shall ensure that strategic direction and risk tolerances are effectively communicated and followed throughout the Bank and should describe the actions to be taken where noncompliance with risk policies is identified; and,

            (d)      systems to measure and control liquidity risks between the Bank and SSI. Measurement systems should provide timely and accurate liquidity risk reports which accurately indicate the liquidity capacity of SSI to purchase receivables generated by the Bank, as required by Article III.

(2)      The proposed liquidity risk management program shall be submitted to the OCC for approval.

ARTICLE VI

COMPLIANCE

(1)      Within ten (10) days, the Board shall appoint a Compliance Committee of at least three (3) officers or directors to be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Order. Upon appointment, the names of the members of the Compliance Committee shall be submitted, in writing, to the OCC.

(2)      Within twenty (20) days of the appointment of the Committee, and every thirty (30) days thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth, in detail:

            (a)      actions taken to comply with each Article of this Order; and,

            (b)      the results of those actions.

(3)      The Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the OCC.

ARTICLE VII

CHANGE OF CONTROL

(1)      If all of SSI's retail operations are transferred to an unaffiliated company ("Acquiror") and the Acquiror desires to acquire "control" of the Bank (as that phrase is used in 12 U.S.C. § 1817(j)(8)(B), as it may, from time, to time, be amended), the Acquiror must receive OCC approval of the acquisition in accordance with 12 C.F.R. § 5.50, as then controlling.

(2)      If all of SSI's retail operations are transferred to an Acquiror and the Acquiror does not desire to acquire "control" of the Bank, the Bank shall cease its operations pursuant to 12 U.S.C. § 1818.

(3)      If SSI's retail operations cease or SSI no longer desires to own the Bank, the Bank immediately shall cease its operations pursuant to 12 U.S.C. § 1818.

ARTICLE VIII

NOTICE AND CLOSING

(1)      All correspondences related to this Order, and any information or documentation required hereunder to be submitted to the OCC or the Bank, shall be sent by mail or facsimile to:

if to the OCC:

Bob Winstead
Assistant Deputy Comptroller
Office o f the Comptroller of the Currency
Suite 700
2345 Grand Avenue
Kansas City, Missouri 64108
(816) 556-1849 (digital fax)
(816) 556-1892 (fax)

if to the Bank:

President
Granite National Bank
% Stage Stores, Inc.
10201 Main Street
Houston, Texas 77025
(713) 669-2709 (fax)

(2)      Although the Board is by this Order required to submit certain proposed actions and programs for the review or approval of the OCC, the Board expressly acknowledges that it has the ultimate responsibility for proper and sound management of the Bank.

(3)      It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, including the commencement of any administrative action on matters arising from the ongoing examination of the Bank and not expressly addressed herein, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

(4)      Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the OCC, for good cause, upon written application by the Board.

(5)      In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board will exercise best efforts to:

            (a)      authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

            (b)      the Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to all requirements of this Order;

            (c)      require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

            (d)      follow-up on any non-compliance with such actions in a timely and appropriate manner; and,

            (e)      require corrective action be taken in a timely manner of any non-compliance with such actions.

(6)      The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated, in writing, by the Comptroller.

IT IS SO ORDERED, this 3rd day of August, 2002.

/s/ Jerilyn Gilland                                                                                                            August 3, 2000
Jerilyn Gilland                                                                                                                  Date
Deputy Comptroller
Office of the Comptroller of the Currency

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

IN THE MATTER OF:

Granite National Bank

Bowling Green, Ohio

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America ("Comptroller") is prepared to initiate cease-and-desist proceedings against Granite National Bank, Bowling Green, Ohio ("Bank"), pursuant to 12 U.S.C. § 1818(b), and,

WHEREAS, in the interest of compliance and cooperation, the Bank consents to the issuance of a Consent Order dated July 17, 2000 ("Order");

NOW, THEREFORE, in consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, by and through its Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

(1)      The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2)      The Comptroller is "the appropriate Federal banking agency" with regulatory and supervisory responsibility for the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

(3)      The Bank is an "insured depository institution" within the meaning of 12 U.S.C. § 1818(b).

ARTICLE II

(1)      The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller. The Bank further agrees that said Order shall be deemed an "order issued with the consent of the depository institution," as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).

ARTICLE III

(1)      The Bank, by signing this Stipulation and Consent, admits to the jurisdiction of the Comptroller with respect to the matters set forth in the Order pursuant to 12 U.S.C. §§ 1818(b) and (i);

(2)      The Bank, by signing this Stipulation and Consent, hereby waives:

            a.      issuance of a Notice of Charges, all rights to a hearing and a final agency decision pursuant to 12 U.S.C. §§ 1818(b) and (i);

            b.      all rights to seek any type of administrative or judicial review of this Order;

            c.      all rights to contest the validity of the Order, including all procedural rights incident thereto, and this Stipulation and Consent;

            d.      any and all claims for fees or expenses related to this Stipulation and Consent against the Comptroller, or any of his agents, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28 U.S.C. § 2412; and,

            e.      all rights to assert a "double jeopardy" claim in the event of a criminal prosecution brought by the Department of Justice for the acts alleged in the Order.

ARTICLE IV

(1)      It is further agreed that the provisions of this Stipulation and Consent shall not inhibit, estop, bar or otherwise prevent the Comptroller from taking any action affecting the Bank if, at any time, he deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

(2)      The Bank understands that nothing herein shall preclude any proceedings brought by the Comptroller to enforce the terms of this Stipulation and Consent, and that nothing herein constitutes, nor shall the Bank contend that it constitutes, a waiver of any right, power, or authority of any other representatives of the United States or agencies thereof, including the Department of Justice and/or the Federal Deposit Insurance Corporation, to bring other actions deemed appropriate.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set her hand on behalf of the Comptroller.

/s/ Jerilyn Gilland                                                                                                 August 3, 2000
Jerilyn Gilland                                                                                                       Date
Deputy Comptroller
Midwestern District

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

GRANITE NATIONAL BANK

(Signature Page)

DATE: July 17, 2000                                                                                                                         /s/ Charles M. Sledge
                                                                                                                                                             Charles M. Sledge, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

GRANITE NATIONAL BANK

(Signature Page)

DATE: July 17, 2000                                                                                                                        /s/ John J. Wiesner
                                                                                                                                                            John J. Wiesner, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

GRANITE NATIONAL BANK

(Signature Page)

DATE: July 17, 2000                                                                                                                          /s/ Jack E. Bush
                                                                                                                                                              Jack E. Bush, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

GRANITE NATIONAL BANK

(Signature Page)

DATE: July 17, 2000                                                                                                                         /s/ James Kenneth Brumfield
                                                                                                                                                             James Kenneth Brumfield, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

GRANITE NATIONAL BANK

(Signature Page)

DATE: July 17, 2000                                                                                                                         /s/ Harold Compton
                                                                                                                                                             Harold Compton, Director

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

GRANITE NATIONAL BANK

(Signature Page)

DATE: July 17, 2000                                                                                                                          /s/ Robert Huth
                                                                                                                                                               Robert Huth, Director